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                                                                     EXHIBIT 5.1


           [LETTERHEAD OF GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.]




                                            LINDLEY S. BRANSON
                                            612 343-2827

                               December 22, 1998

Online System Services, Inc.
1800 Glenarm Place
Suite 800
Denver, CO 80202

         RE: Form S-3 Registration Statement

Ladies/Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of 78,240 issued and outstanding shares of common stock, no par value (the "Outstanding Shares"), of Online System Services, Inc. (the "Company" or "OSS") to be sold from time to time by various selling shareholders for their own account and up to 1,665,260 shares of common stock, no par value (the "Issuable Shares"), of OSS issuable upon (i) conversion of the Company's 10% Preferred Stock (the "10% Preferred Stock"),
(ii) conversion of the Company's Series A Preferred Stock (the "Series A Preferred Stock"), and (iii) exercise of outstanding transferable warrants of OSS which may sold from time to time by various selling shareholders for their own account.

         We have acted as counsel to the Company in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of the Company as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that (a) the Outstanding Shares are legally issued, fully paid and non-assessable securities of the Company and (b) the Issuable Shares (up to a maximum of 1,665,260 shares) will be, when issued, legally issued, fully paid and non-assessable securities of the Company. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement.

                                            Very truly yours,

                                            GRAY, PLANT, MOOTY,
                                            MOOTY & BENNETT, P.A.



                                            By  /s/ Lindley S. Branson
                                                ------------------------------
                                                Lindley S. Branson